EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley ABS Capital I Inc. Trust 2007-HE5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Securities Administrator and a Custodian, Saxon Mortgage Services, Inc., as a Servicer, Countrywide Home Loans Servicing LP, as a Servicer, WMC Mortgage Corp., as a Responsible Party, Decision One Mortgage Company, LLC, as a Responsible Party, Deutsche Bank National Trust Company, as Trustee, and LaSalle Bank National Association, as a Custodian, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-HE5

  I, Diane Courtney, certify that:

  1.I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

  2.Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

  4.I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Countrywide Home Loans Servicing LP as Servicer, and Saxon Mortgage Services, Inc. as Servicer.

    Dated:   March 26, 2008


    /s/ Diane Courtney
    Signature

    Vice President
    (senior officer in charge of the servicing function of the master servicer)